Filed Pursuant to Rule 424(b)(3)

Registration No. 333-237588

PROSPECTUS

Up to $75,000,000

Common Stock

We have entered into a Open Market Sale AgreementSM, or sale agreement, with Jefferies LLC relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sale agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 million from time to time through Jefferies LLC, acting as sales agent.

Our common stock is listed on the Nasdaq Global Market under the symbol “CRBP.” On May 1, 2020, the last reported sales price of our common stock on the Nasdaq Global Market was $6.02 per share.

Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Upon delivery of a placement notice, and subject to our instructions in that notice and the terms and conditions of the sale agreement generally, Jefferies LLC may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies LLC is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies LLC and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies LLC will be entitled to compensation at a fixed commission rate equal to 3% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Jefferies LLC will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies LLC will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page 14 for additional information regarding the compensation to be paid to Jefferies LLC.

The date of this prospectus is May 4, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our common stock in this at the market sale agreement prospectus, which describes the specific terms of this offering of common stock. To the extent there is a conflict between the information contained in this at the market sale agreement prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this at the market sale agreement prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus to “Corbus,” the “Company,” “we,” “us,” or “our” mean Corbus Pharmaceuticals Holdings, Inc. and its subsidiaries unless we state otherwise or the context otherwise indicates. This prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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SUMMARY

This summary highlights selected information about us and this common stock offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus, including the information under the caption “Risk Factors” and the information we incorporate by reference, in its entirety.

Overview

We are a Phase 3, clinical-stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat chronic and serious inflammatory and fibrotic diseases with clear unmet medical needs by targeting the human endocannabinoid system, or ECS. We are developing a pipeline of cannabinoid drug candidates which are rationally designed, synthetic, small molecule drugs which target the ECS to treat inflammatory and fibrotic diseases. Our focus on the ECS is backed by an ever-expanding body of knowledge on the biology of the ECS and its role as being a master regulator of inflammation and fibrosis. Our lead investigational drug candidate, lenabasum, is a novel, synthetic, oral, cannabinoid type 2, or CB2, agonist designed to resolve chronic inflammation, limit fibrosis and support tissue repair. We are currently developing lenabasum to treat four life threatening diseases: systemic sclerosis, or SSc, dermatomyositis, or DM, cystic fibrosis, or CF, and systemic lupus erythematosus, or SLE. In addition, we are developing a pipeline of experimental drug candidates from our library of novel compounds targeting the ECS. Our pipeline also includes CRB-4001, a second generation, peripherally restricted cannabinoid receptor type 1, or CB1, inverse agonist designed to treat organ specific fibrotic liver diseases, such as nonalcoholic steatohepatitis, or NASH.

Lenabasum selectively binds to CB2 in the periphery, which is preferentially expressed on activated immune cells, fibroblasts and other cell types, including muscle and bone cells. Lenabasum stimulates the production of Specialized Pro-Resolving Lipid Mediators, or SPMs, that act to resolve inflammation and halt fibrosis without immunosuppression by activating endogenous pathways. These pathways are activated in healthy individuals during the course of normal immune responses but are dysfunctional in patients with chronic inflammatory and fibrotic diseases. By its binding to CB2, lenabasum drives innate immune responses from the activation phase into the resolution phase. CB2 plays a central role in modulating and resolving inflammation by, in effect, turning heightened inflammation “off” and restoring homeostasis. This has been demonstrated in animal models lacking CB2 as well as humans with genetic polymorphism in the CB2 gene, as these exhibit excessive inflammation and fibrosis in response to activators of the innate immune system.

Lenabasum is currently being evaluated in a Phase 3 SSc study that has completed the enrollment of 365 patients with top-line data expected to be reported in the summer of 2020, a Phase 2b CF study that has completed the enrollment of 426 patients with top-line data expected in the summer of 2020, and a Phase 3 study in DM that is expected to enroll 150 patients. In addition, we are conducting a Phase 2 SLE study funded by a grant through the National Institutes of Health, or NIH, that is expected to enroll 100 patients. Open-label extension studies are ongoing in SSc and DM for patients who completed the Phase 2 studies and Phase 3 studies in these indications. Lenabasum has generated positive clinical data in three consecutive Phase 2 studies in diffuse cutaneous SSc, CF and skin-predominant DM. Lenabasum has demonstrated acceptable safety and tolerability profiles in clinical studies to date.

The U.S. Food and Drug Administration, or FDA, has granted lenabasum Orphan Drug Designation as well as Fast Track Status for SSc and CF, and Orphan Drug Designation for DM. The European Medicines Authority, or EMA, has granted lenabasum Orphan Drug Designation for SSc, CF and DM.

Since our inception, we have devoted substantially all of our efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Our research and development activities have included conducting preclinical studies, developing manufacturing methods and the manufacturing of our drug lenabasum for clinical trials and conducting clinical studies in patients. Two of the four clinical programs for lenabasum are being supported by non -dilutive awards and grants. The NIH has funded the majority of the clinical development costs for the DM Phase 2 clinical trial and is funding the SLE Phase 2 clinical trials. In cystic fibrosis, the Phase 2b clinical trial is being supported by a 2018 award from the Cystic Fibrosis Foundation, or CFF, of up to $25 million, and the Phase 2 clinical trial was partially funded by a $5 million award from the Cystic Fibrosis Foundation Therapeutics, Inc., a non-profit drug discovery and development affiliate of the CFF.

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In September 2018, we acquired an exclusive worldwide license to develop, manufacture and market drug candidates from more than 600 compounds, targeting the endocannabinoid system from Jenrin Discovery LLC, or Jenrin. The pipeline includes CRB-4001, our peripherally-restricted, CB1 inverse agonist targeting liver, lung, heart and kidney fibrotic diseases. The current patent portfolio for CRB-4001 includes multiple issued patents and pending patent applications. CRB-4001 was developed in collaboration with and with financial support from the NIH. CRB-4001 was specifically designed to eliminate blood-brain barrier penetration and brain CB1 receptor occupancy that mediate the neuropsychiatric issues associated with first-generation CB1 inverse agonists such as rimonabant. Potential indications for CRB-4001 include NASH, primary biliary cholangitis, idiopathic pulmonary fibrosis, radiation-induced pulmonary fibrosis, myocardial fibrosis after myocardial infarction, and acute interstitial nephritis, among others.

On January 3, 2019, we entered into a strategic collaboration with Kaken Pharmaceutical Co., Ltd., or Kaken, for the development and commercialization in Japan of our investigational drug lenabasum for the treatment of SSc and DM, two rare and serious autoimmune diseases. Under the terms of the agreement, Kaken received an exclusive license to commercialize and market lenabasum in Japan for SSc and DM. In March 2019, Kaken made an upfront payment to us of $27 million. We will be eligible to receive up to an additional $173 million upon achievement of certain regulatory, development and sales milestones as well as double-digit royalties.

Corporate Information

Our principal executive offices are located at 500 River Ridge Drive, Norwood, Massachusetts 02062, and our telephone number is (617) 963-0100. Our website address is www.corbuspharma.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000 million.

Common stock to be outstanding after this offering

Up to 85,180,804 shares of common stock, assuming sales of 12,690,355 shares in this offering at a public offering price of $5.91 per share, which was the closing price of our common stock on the Nasdaq Global Market, or Nasdaq, on April 23, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time through our sales agent, Jefferies LLC. See “Plan of Distribution” beginning on page 14 of this prospectus.

Use of Proceeds	We currently intend to use the net proceeds from this offering to fund our continued development of lenabasum, CRB-4001 and our other preclinical compounds as well as for general corporate purposes, which may include funding preclinical studies and clinical trials, manufacturing lenabasum and CRB-4001 for clinical trials and, if approved, commercial launch, and acquisitions or investments in businesses, products or technologies that are complementary, and to increase our working capital and fund capital expenditures. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Market symbol	“CRBP”

The number of shares of common stock to be outstanding after this offering is based on 72,490,449 shares of common stock outstanding on April 23, 2020 and excludes:

●	16,313,506 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $5.09 per share, of which 8,699,682 options were vested as of March 31, 2020;

●	1,000,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $13.20 per share, of which 500,000 warrants were exercisable as of March 31, 2020; and

●	5,621,910 shares of our common stock available for future issuance under our 2014 Equity Compensation Plan as of March 31, 2020.

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RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Prior to making a decision about investing in our shares of common stock, you should carefully consider the following risks, uncertainties and assumptions, as well as those discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus, including the risk factors set forth below. See the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Relating to Our Securities

Our certificate of incorporation, as amended, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our certificate of incorporation requires that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following:

●	any derivative action or proceeding brought on behalf of the Company;

●	any action asserting a claim for breach of any fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents;

●	any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws; or

●	any action asserting a claim governed by the internal affairs doctrine;

provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any of the foregoing actions for lack of subject matter jurisdiction, any such action or actions may be brought in another state court sitting in the State of Delaware.

The exclusive forum provision is limited to the extent permitted by law, and it will not apply to claims arising under the Exchange Act, the Securities Act or for any other federal securities laws which provide for exclusive federal jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this provision may limit or discourage a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Risks Relating to the Offering

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options and restricted stock outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of Jefferies LLC and subject to certain exceptions set forth in the sale agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock during the period beginning on the third trading day immediately prior to the delivery of any placement notice delivered by us to Jefferies LLC and ending on the third trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the sale agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock in any other “at-the-market” or continuous equity transaction prior to the termination of the sale agreement with Jefferies LLC. It is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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Our share price has been and could remain volatile.

The market price of our common stock has historically experienced and may continue to experience significant volatility. From January 2017 through April 23, 2020, the market price of our common stock has fluctuated from a high of $10.50 per share in the first quarter of 2017, to a low of $3.29 per share in the first quarter of 2020. Our progress in developing and commercializing our products, the impact of government regulations on our products and industry, the potential sale of a large volume of our common stock by stockholders, our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially with significant market losses. If our stockholders sell a substantial number of shares of common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock and could impair our ability to raise capital. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used to fund our continued development of lenabasum, CRB-4001 and our other preclinical compounds as well as for general corporate purposes, which may include funding preclinical studies and clinical trials, manufacturing lenabasum and CRB-4001 for clinical trials and, if approved, commercial launch, and acquisitions or investments in businesses, products or technologies that are complementary, and to increase our working capital and fund capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.

Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of December 31, 2019, we had outstanding options to purchase an aggregate of 13,245,366 shares of our common stock at a weighted average exercise price of $5.19 per share and warrants to purchase an aggregate of 1,000,000 shares of our common stock at a weighted average exercise price of $13.20 per share. The exercise of such outstanding options and warrants will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

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Risks Related to COVID-19

The coronavirus COVID-19 pandemic or the widespread outbreak of any other communicable disease could materially and adversely affect our business, financial condition and results of operations.

We face risks related to health epidemics or outbreaks of communicable diseases, for example, the recent outbreak around the world of the highly transmissible and pathogenic coronavirus COVID-19. The outbreak of such communicable diseases could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of many countries.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and on March 11, 2020 was declared a pandemic by the World Health Organization. The extent to which COVID-19 may impact our preclinical and clinical trial operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration and geographic reach of the outbreak, the severity of COVID-19, and the effectiveness of actions to contain and treat COVID-19.

To date, many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of COVID-19 and have closed non-essential businesses. As local jurisdictions continue to put restrictions in place, our ability to continue to operate our business may also be limited. Such events may result in a period of business, supply and drug product manufacturing disruption, and in reduced operations, any of which could materially affect our business, financial condition and results of operations.

Some of our business partners and manufacturing operations are in China and Italy, each of which have reported large and sustained numbers of patient cases and deaths. We have significant manufacturing operations in these countries, including production of our commercial and clinical active pharmaceutical ingredient. Although we have not experienced any material disruptions to these manufacturing operations or any material delays in shipping our commercial and clinical active pharmaceutical ingredient to our clinical trial sites to date, the continued impact resulting from the COVID-19 outbreak in these areas or in other areas where we have operations, or if the COVID-19 outbreak in these areas were to increase in severity, or the perception that such an outbreak could occur, and the measures taken by the governments of countries affected could adversely affect our business, financial condition or results of operations by limiting our ability to manufacture or ship materials within or outside China or Italy or forcing temporary closure of facilities that we rely upon.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common shares.

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We are currently conducting our clinical trials in multiple countries where there has been a COVID-19 outbreak, and enrollment in our Phase 3 DETERMINE study in DM is ongoing. The continued spread of COVID-19 globally, and the resulting travel restrictions in place by governments to help stop the spread of COVID-19, could adversely impact our clinical trial operations, including the ability of our patients, principal investigators and site staff to travel to our clinical trial sites, and our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography. To date, one of the sites in our Phase 3 SSc trial has withdrawn from open-label study participation because of COVID-19. We cannot predict whether other clinical testing sites will withdraw from participation in any of our studies temporarily or permanently. In addition, if the patients enrolled in our clinical trials become infected with COVID-19, we may have more adverse events and deaths in our clinical trials as a result. We may also face difficulties enrolling patients in our clinical trials if the patient populations that are eligible for our clinical trials are impacted by the coronavirus disease. Vulnerable patients, including patients with autoimmune disorders like the patients enrolled in our clinical trials, may be at a higher risk of contracting COVID-19 and may experience more severe symptoms from the disease, adversely affecting our chances for regulatory approval or requiring further clinical studies.

The COVID-19 outbreak may also affect the ability of our staff and the parties we work with to carry out our non-clinical, clinical, and drug manufacturing activities. We rely on clinical sites, investigators and other study staff, consultants, independent contractors, contract research organizations and other third-party service providers to assist us in managing, monitoring and otherwise carrying out our nonclinical studies and clinical trials. We also rely on consultants, independent contractors, contract manufacturing organizations, and other third-party service providers to assist us in managing, monitoring and otherwise carrying out our API production, formulation, and drug manufacturing activities. COVID-19 may affect the ability of any of these external people, organizations, or companies to devote sufficient time and resources to our programs or to travel to perform work for us.

Potential negative impacts of the COVID-19 outbreak on the conduct of current or future clinical studies include delays in gaining feedback from regulatory agencies, starting new clinical studies, and recruiting subjects to studies that are enrolling. Although we have implemented remote data monitoring procedures for our clinical trials, the potential negative impacts also include inability to have study visits at study sites, incomplete collection of safety and efficacy data, and higher rates of drop-out of subjects from ongoing studies, delays in site entry of study data into the data base, delayed monitoring of study data because of restricted physical access to study sites, delays in site responses to queries, delays in data-base lock, delays in data analyses, delays in time to top-line data, and delays in completing study reports. New or worsening COVID-19 disruptions or restrictions could have the potential to further negatively impact our non-clinical studies, clinical trials, and drug manufacturing activities.

As a result of the factors described above, the expected timeline for data readouts of our drug manufacturing activities, non-clinical studies, clinical trials, and certain regulatory filings may be negatively impacted, which would adversely affect our ability to obtain regulatory approval for and to commercialize our product candidates, increase our operating expenses and have a material adverse effect on our financial results.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our lack of operating history and history of operating losses;

●	our anticipated timing for clinical development, regulatory submissions, commencement and completion of clinical trials and product approvals;

●	the results of our clinical trials, including the possibility of unfavorable clinical trial results or that results from our clinical trials will differ from results in past clinical trials;

●	actual or anticipated variations in our operating results;

●	our cash position;

●	market conditions in our industry;

●	our ability to complete required clinical trials of our product candidates and obtain approval from the FDA or other regulatory agencies in different jurisdictions;

●	the potential impact of the recent COVID-19 pandemic, including sustained social distancing efforts, on our operations, including our clinical development plans and timelines;

●	our ability to maintain or protect the validity of our patents and other intellectual property;

●	our ability to retain key personnel;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	the accuracy of our estimates regarding expenses and capital requirements;

●	our ability to adequately support growth;

●	our expectations related to the use of proceeds from this offering and prior offerings and other financing activities; and

●	our estimates regarding expenses, future revenue, capital requirements and ability to satisfy our capital needs.

Forward-looking statements may also concern our expectations relating to our subsidiaries. We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the information incorporated herein.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated herein, particularly in “Risk Factors,” that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus, the documents that we incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019, and the documents that we have filed as exhibits to our filings with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sale agreement with Jefferies LLC as a source of financing. We currently intend to use the net proceeds from this offering to fund our continued development of lenabasum, CRB-4001 and our other preclinical compounds as well as for general corporate purposes, which may include funding preclinical studies and clinical trials, manufacturing lenabasum and CRB-4001 for clinical trials and, if approved, commercial launch, and acquisitions or investments in businesses, products or technologies that are complementary, and to increase our working capital and fund capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of December 31, 2019 was approximately $6.2 million, or $0.10 per share. Net tangible book value per share after this offering gives effect to the sale of $75 million of common stock in this offering at an assumed offering price of $5.91 per share, which was the closing price of our common stock as reported on Nasdaq on April 23, 2020, after deducting offering commissions and estimated expenses payable by us. Our net tangible book value as of December 31, 2019, after giving effect to this offering as described above, would have been approximately $78.8 million, or $1.02 per share of common stock. This represents an immediate increase in net tangible book value of $0.92 per share to existing stockholders and an immediate dilution of $4.89 per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Assumed offering price per share		$5.91
Net tangible book value per share as of December 31, 2019	$0.10
Increase in net tangible book value per share attributable to new investors	$0.92

As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$1.02

Dilution per share to new investors in this offering		$4.89

The above discussion and table are based on 64,672,893 shares of our common stock outstanding as of December 31, 2019 and excludes, as of that date:

●	13,245,366 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $5.19 per share, of which 7,836,094 options were vested as of December 31, 2019;

●	1,000,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $13.20 per share, of which 500,000 warrants were exercisable as of December 31, 2019; and

●

4,313,836 shares of our common stock available for future issuance under our 2014 Equity Compensation Plan as of December 31, 2019. In accordance with the terms of our 2014 Equity Compensation Plan, effective as of January 1, 2020, the number of shares of common stock available for issuance under the 2014 Equity Compensation Plan increased by 4,527,103 shares, which was seven percent (7%) of the outstanding shares of common stock on December 31, 2019. As of January 1, 2020, 8,540,939 shares of our common stock were available for future issuance under our 2014 Equity Compensation Plan.

To the extent that options or warrants are exercised, new options are issued under our 2014 Equity Compensation Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

●	150,000,000 shares of common stock, par value $0.0001 per share; and

●	10,000,000 shares of preferred stock, par value $0.0001 per share, of which, as of the date of this prospectus, none of which shares have been designated.

As of close of business on April 23, 2020, 72,490,449 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Voting. The holders of the common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of the common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Conversion Right. The holders of the common stock have no conversion rights.

Preemptive and Similar Rights. The holders of the common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, LLC.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, all of which are undesignated. Our board of directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to our amended and restated certificate of incorporation to the Delaware Secretary of State pursuant to the Delaware General Corporation Law, or the DGCL. The issuance of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our common stock.

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Anti-takeover Effects of Delaware Law and our Certificate of Incorporation, as amended

Our certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:

●	they provide that special meetings of stockholders may be called only by our board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the board of directors;

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes to our board of directors; and

●	they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock, with such designations, rights, and preferences as may be determined from time to time by our board of directors that could adversely affect the rights and powers of the holders of the common stock, including dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	at or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Choice of Forum

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, creditors or constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, the Securities Act or for any other federal securities laws which provide for exclusive federal jurisdiction.  Although the exclusive forum provision in our certificate of incorporation, as amended, does not apply to claims arising under the Securities Act, our board of directors has the power to amend our bylaws and we may in the future adopt a federal forum selection provision that would apply to claims arising under the Securities Act or other claims if and to the extent permissible under Delaware law.

Stockholder Action by Written Consent

Our certificate of incorporation, as amended, specifically denies the ability of stockholders to take action by written consent of the stockholders in lieu of a meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our certificate of incorporation, as amended. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

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PLAN OF DISTRIBUTION

We have entered into a sale agreement with Jefferies, under which we may offer and sell up to $75,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sale agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sale agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sale agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. In accordance with Rule 5110 of the Financial Industry Regulatory Authority, Inc., these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sale agreement, will be approximately $100,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our shares of common stock are sold under the sale agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sale agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sale agreement and (ii) the termination of the sale agreement as permitted therein. We and Jefferies may each terminate the sale agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sale agreement does not purport to be a complete statement of its terms and conditions. A copy of the sale agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

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LEGAL MATTERS

The validity of the common stock being offered will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Covington & Burling LLP, New York, New York is counsel for Jefferies LLC in connection with this offering.

EXPERTS

The consolidated balance sheets of Corbus Pharmaceuticals Holdings, Inc. and Subsidiaries as of December 31, 2019 and 2018 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been incorporated herein by reference in reliance on the reports of such firm, given upon their authority as experts in auditing and accounting.

ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.corbuspharma.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Corbus Pharmaceuticals Holdings, Inc.

500 River Ridge Drive

Norwood, MA 02062

Telephone number: (617) 963-0100

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

●	our Definitive Proxy Statement on Schedule 14A, filed on April 9, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 7, 2020, March 10, 2020, April 1, 2020, as amended by the Amendment on Form 8-K/A filed with the SEC on April 21, 2020, and April 7, 2020 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on April 14, 2015, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of the initial registration statement and the effectiveness of the registration statement, and following the effectiveness of the registration statement until the termination of the offering of the securities hereunder, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Statements contained in this prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

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Up to $75,000,000

Common Stock

PROSPECTUS

May 4, 2020